FNB FINANCIAL SERVICES CORPORATION
                       1501 Highwoods Boulevard, Suite 400
                        Greensboro, North Carolina 27410

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

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                             To Be Held May 19, 2005

      Notice is hereby given that the Annual Meeting of Shareholders of FNB Financial Services Corporation (the "Corporation") will be held as follows:

                  Place:       Corporate Headquarters
                               Community Room
                               1501 Highwoods Boulevard, Suite 400
                               Greensboro, North Carolina

                  Date:        Thursday, May 19, 2005

                  Time:        9:00 o'clock, a.m., Eastern Time

      The purposes of the Annual Meeting are:

      1. To elect (a) three persons who will serve as members of the Board of Directors until the 2008 annual meeting of shareholders or until their successors are duly elected and qualify and (b) three persons who will serve as members of the Board of Directors until the 2007 annual meeting of shareholders or until their successors are duly elected and qualified;

      2. To ratify the appointment of Dixon Hughes, PLLC as the Corporation's independent registered public accounting firm for the year ending December 31, 2005;

      3. To approve an amendment to Article 10 of the Articles of Incorporation of the Corporation in the form of Article VI of the proposed Amended and Restated Articles of Incorporation;

      4. To approve additional amendments to the Articles of Incorporation in the form of the proposed Amended and Restated Articles of Incorporation; and

      5. To consider and act on any other matters that may properly come before the Annual Meeting or any adjournment. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

      The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been set by the Board of Directors as the close of business on March 31, 2005. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation. We urge you to attend the Annual Meeting. It is extremely important that your shares be represented regardless of the number you own.

      EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO MARK, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR APPOINTMENT OF PROXY AND VOTE YOUR SHARES IN PERSON.

                            Sincerely,


                            Ernest J. Sewell
April [12], 2005            Vice-Chairman, President and Chief Executive Officer

                       FNB FINANCIAL SERVICES CORPORATION

                     --------------------------------------

                                 PROXY STATEMENT

                      -------------------------------------

                         Annual Meeting of Shareholders
                           To Be Held On May 19, 2005

                      -------------------------------------

      This Proxy Statement is being mailed to our shareholders on or about April [12], 2005 for solicitation of proxies by the Board of Directors of your Corporation, FNB Financial Services Corporation. Our principal executive offices are located at 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410.

      In this Proxy Statement, terms such as "we," "us," "our" and the "Corporation" refer to FNB Financial Services Corporation. The term "Bank" means FNB Southeast, our wholly-owned, North Carolina-chartered bank subsidiary. The terms "you" and "your" refer to the shareholders of the Corporation.

                      INFORMATION ABOUT THE ANNUAL MEETING

      Your vote is very important. For this reason, our Board is requesting that you allow your common stock to be represented at the 2005 annual meeting of shareholders by the proxies named on the enclosed proxy card.

When is the annual meeting?              Thursday, May 19, 2005 at 9:00 o'clock,
                                         a.m., Eastern Time.

Where will the annual meeting be held?   At our Corporate Headquarters,
                                         Community Room, 1501 Highwoods
                                         Boulevard, Suite 400, Greensboro, North
                                         Carolina.

What items will be voted on at the
annual meeting?                          1.  ELECTION OF DIRECTORS. To elect (a)
                                             three directors to serve until the
                                             2008 annual meeting of shareholders
                                             and (b) three directors to serve
                                             until the 2007 annual meeting of
                                             shareholders;

                                         2.  RATIFICATION OF REGISTERED PUBLIC
                                             ACCOUNTING FIRM. To ratify the
                                             appointment of Dixon Hughes, PLLC
                                             as the Corporation's independent
                                             registered public accounting firm
                                             for fiscal year 2005;

                                         3.  AMENDMENT TO ITEM 10 OF CHARTER. To
                                             approve an amendment to Article 10
                                             of the Corporation's Articles of
                                             Incorporation in the form of
                                             Article VI of the Amended and
                                             Restated Articles of Incorporation;

                                         4.  ADDITIONAL AMENDMENTS TO CHARTER:
                                             To approve additional amendments to
                                             the Corporation's Articles of
                                             Incorporation in the form of the
                                             Amended and Restated Articles of
                                             Incorporation; and

                                         5.  OTHER BUSINESS. To consider any
                                             other business as may properly come
                                             before the annual meeting or any
                                             adjournment.

Who can vote?                            Only holders of record of our common
                                         stock at the close of business on March
                                         31, 2005 will be entitled to notice of
                                         and to vote at the annual meeting and
                                         any adjournment of the annual meeting.
                                         On March 31, 2005, there were
                                         [5,579,195] shares of our common stock
                                         outstanding and entitled to vote (out
                                         of 40 million authorized shares of
                                         common stock) and approximately [1,630]
                                         beneficial owners, including [1,263]
                                         shareholders of record.

How do I vote by proxy?                  You may vote your shares by marking,
                                         signing and dating the enclosed proxy
                                         card and returning it in the enclosed
                                         postage-paid envelope. If you return
                                         your signed proxy card before the
                                         annual meeting, the proxies will vote
                                         your shares as you direct. C. Arnold
                                         Britt, a director of the Corporation
                                         and the Bank, and Ernest J. Sewell,
                                         Vice-Chairman, President, Chief
                                         Executive Officer of the Corporation
                                         and Chief Executive Officer and
                                         director of the Bank, have been
                                         appointed proxies by the Board of
                                         Directors.

                                         For the election of directors, you may
                                         vote for (1) all of the nominees, (2)
                                         none of the nominees, or (3) all of the
                                         nominees except those you designate.
                                         For each other item of business, you
                                         may vote "FOR" or "AGAINST" or you may
                                         "ABSTAIN" from voting. If a nominee for
                                         election as a director becomes
                                         unavailable for election at any time at
                                         or before the annual meeting, the
                                         proxies will vote your shares for a
                                         substitute nominee.

                                         If you return your signed proxy card
                                         but do not specify how you want to vote
                                         your shares, the proxies will vote them
                                         "FOR" the election of all of our
                                         nominees and "FOR" all other proposals
                                         presented in this Proxy Statement.

                                         If your shares are held in the name of
                                         a broker or other nominee (i.e., held
                                         in "street name"), you will need to
                                         obtain a proxy instruction form from
                                         the broker holding your shares and
                                         return the form as directed by your
                                         broker.

                                         We are not aware of any other matters
                                         to be brought before the annual
                                         meeting. If matters other than those
                                         discussed above are properly brought
                                         before the annual meeting, the proxies
                                         may vote your shares in accordance with
                                         their best judgment.

How do I change or revoke my proxy?      You can change or revoke your proxy at
                                         any time before it is voted at the
                                         annual meeting in any of three ways:
                                         (1) by delivering a written notice of
                                         revocation to the Secretary of the
                                         Corporation; (2) by delivering another
                                         properly signed proxy card to the
                                         Secretary of the Corporation with a
                                         more recent date than that of the proxy
                                         first given; or (3) by attending the
                                         annual meeting and voting in person.
                                         You should deliver your written notice
                                         or superceding proxy to the Secretary
                                         of the Corporation at our principal
                                         executive offices listed above.

How many votes can I cast?               You are entitled to one vote for each
                                         share held of record on March 31, 2005
                                         on each nominee for election and each
                                         other
                                         matter presented for a vote at the
                                         annual meeting. You may not vote your
                                         shares cumulatively in the election of
                                         directors.

How many votes are required to approve
the proposals?                           If a quorum is present at the annual
                                         meeting, each director nominee will be
                                         elected by a plurality of the votes
                                         cast in person or by proxy at the
                                         annual meeting. If you withhold your
                                         vote on a nominee, your shares will not
                                         be counted as having been voted as to
                                         the election of directors.

                                         Abstentions and broker non-votes also
                                         are not treated as votes cast on any
                                         proposal, therefore, neither will have
                                         an effect on the vote for the election
                                         of any director or ratification of our
                                         independent registered public
                                         accounting firm. However, abstentions
                                         and broker non-votes will have the same
                                         effect as a vote AGAINST the proposals
                                         to amend the Corporation's Articles of
                                         Incorporation.

                                         The proposal to ratify the appointment
                                         of the Corporation's independent
                                         registered public accounting firm for
                                         2005 will be approved if the votes cast
                                         in favor exceed the votes cast in
                                         opposition.

                                         The proposal to amend Item 10 of the
                                         Corporation's Articles of Incorporation
                                         must be approved by a vote of the
                                         holders of at least a majority of the
                                         shares entitled to vote on the matter.

                                         The proposal to approve additional
                                         amendments to the Corporation's
                                         Articles of Incorporation must be
                                         approved by a vote of the holders of a
                                         majority of the shares entitled to vote
                                         on the matter.

                                         Any other matters properly coming
                                         before the annual meeting for a vote
                                         will require for approval a vote of the
                                         holders of a majority of the shares
                                         represented in person or by proxy at
                                         the annual meeting and entitled to vote
                                         on that matter.

                                         A broker non-vote occurs when a broker
                                         or other nominee who holds shares for
                                         another does not vote on a particular
                                         matter because the nominee does not
                                         have discretionary authority on that
                                         matter and has not received
                                         instructions from the owner of the
                                         shares.

                                         In the event there are insufficient
                                         votes present at the annual meeting for
                                         a quorum or to approve or ratify any
                                         proposal, the annual meeting may be
                                         adjourned in order to permit the
                                         further solicitation of proxies.

What constitutes a "quorum" for
the annual meeting?                      A majority of the outstanding shares of
                                         our common stock entitled to vote at
                                         the annual meeting, present in person
                                         or represented by proxy, constitutes a
                                         quorum (a quorum is necessary to
                                         conduct business at the annual
                                         meeting). Your shares will be
                                         considered part of the quorum if you
                                         have voted by proxy. Abstentions,
                                         broker non-votes and votes withheld
                                         from any director nominee count as
                                         shares present at the annual meeting
                                         for purposes of determining a quorum.

Who pays for the solicitation of
proxies? We will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, as well as those of the Bank, may make solicitations personally, by telephone or otherwise without additional compensation for doing so. We reserve the right to engage a proxy solicitation firm to assist in the solicitation of proxies for the annual meeting. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

When are proposals for the 2006
annual meeting due?                      To be considered either for inclusion
                                         in the proxy materials solicited by the
                                         Board of Directors for the 2006 annual
                                         meeting, proposals must be received by
                                         the Secretary of the Corporation at our
                                         principal executive offices at 1501
                                         Highwoods Boulevard, Suite 400,
                                         Greensboro, North Carolina 27410 (or at
                                         P. O. Box 18807, Greensboro, North
                                         Carolina 27419) no later than December
                                         13, 2005. To be eligible for inclusion,
                                         a proposal must comply with our Bylaws,
                                         Rule 14a-8 and all other applicable
                                         provisions of Regulation 14A under the
                                         Securities Exchange Act of 1934, as
                                         amended ("1934 Act").

                                         Any proposal not intended to be
                                         included in the proxy statement for the
                                         2006 annual meeting, but intended to be
                                         presented at that annual meeting, must
                                         be received by us at our principal
                                         executive offices listed above no later
                                         than February 27, 2006.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      Our Board of Directors has fixed its number at nine members. Except during 2004, the number of directors of the Corporation was nine or more. Under North Carolina law, boards with nine or more members may be divided into three or four classes serving multi-year terms. Because the number of directors in 2004 was fixed at eight, the persons elected to fill vacant Board seats at last year's annual meeting were only elected to serve for a term of one year ending at the 2005 annual meeting. Therefore, to divide our Board members into staggered terms again, we have two classes of directors nominated for election at this annual meeting. Our Bylaws do not include procedures for nominations of directors. The Board will consider nominations made by shareholders if made a reasonable period in advance of the printing and mailing of the proxy statement for the applicable annual meeting of shareholders. See "REPORT OF THE EXECUTIVE, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE" below for additional information.

      The following table provides information about the six nominees for election to the Board of Directors, as well as the three incumbent directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS.

                                                               Principal Occupation                    Director
                                                               --------------------                    --------
Name and Age                                                   and Other Directorships                  Since
------------                                                   -----------------------                  -----
NOMINEES

FOR a Three-Year Term Ending in 2008:
-------------------------------------

Gary G. Blosser, 57                                 President and owner, STM Landscape                   1999
                                                    Services, Inc. (landscaping contractor);
                                                    previously, President, Shenandoah Nurseries,
                                                    Inc.

Joseph H. Kinnarney, 51                             Doctor of Veterinary Medicine; President and         1988
                                                    owner, Reidsville Veterinary Hospital, Inc.

Kenan C. Wright, 52                                 President, The Wright Co. of N.C., Inc.              1990
                                                    (general contractor)

FOR a Two-Year Term Ending in 2007:
-----------------------------------

Pressley A. Ridgill, 52                             President and Chief Operating Officer of the         2005
                                                    Bank and Executive Vice President and Chief
                                                    Operating Officer of the Corporation.

Robbie Perkins, 49                                  President, NAI Maxwell (real estate firm);             --
                                                    Member, Greensboro City Council; Co-owner,
                                                    Guilford Group and Roswell Associates (real
                                                    estate development and management
                                                    partnerships)

E. Reid Teague, 55                                  President and owner, Eden Oil Co., Inc.              2002

INCUMBENT DIRECTORS

SERVING a Three-Year Term Ending in 2006:
-----------------------------------------

Ernest J. Sewell, 64                                President and Chief Executive Officer of the         1995
                                                    Corporation, Chief Executive Officer of the
                                                    Bank, and Vice-Chairman of the Board of
                                                    Directors of the Corporation; Director of the
                                                    Federal Reserve Bank of Richmond; and Member
                                                    of the Advisory Board of the UNC-G Bryan
                                                    School of Business.

C. Arnold Britt, 55                                 President and owner, Carolina Apothecary,            1985
                                                    Inc. and Belmont Pharmacy, Inc.;
                                                    Vice-Chairman of the Board of Directors of
                                                    the Corporation.

Barry Z. Dodson, 56                                 Certified public accountant and owner of             1997
                                                    Barry Dodson, CPA; Chairman of the Board of
                                                    Directors of the Corporation.

      The Board of Directors would like to thank Eddie Green for his service on the Board of Directors and to the Corporation. Mr. Green retired as of December 31, 2004 after 34 years of service as a director. The Board appointed Pressley Ridgill to fill the vacancy on the Board after Mr. Green's retirement.

      We have no reason to believe that any of the nominees for election will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, however, the proxies will vote for the election of another person as they determine in their discretion or may allow the vacancy to remain open until filled by the Board. In no circumstance will any proxy be voted for more than two nominees who are not named in this proxy statement. Properly executed and returned proxies, unless revoked, will be voted as directed by you or, in the absence of direction, will be voted in favor of the election of the recommended nominees. An affirmative vote of a plurality of votes cast at the annual meeting is necessary to elect a nominee as a director.

Who serves on the Board of Directors of the Bank?

      The Bank currently has a nine member board of directors comprised of the same persons listed above who are directors of the Corporation or director nominees. Those persons elected to the Board of the Corporation at the annual meeting will be also be elected by the Corporation as directors of the Bank.

                                 STOCK OWNERSHIP

How much common stock do our directors and executive officers own?

      The following table shows the beneficial ownership of our common stock by each director, each of the "named executive officers" identified in "REPORT OF THE COMPENSATION COMMITTEE" below, and all of the directors and named executive officers as a group. Rule 13d-3 under the 1934 Act provides that a person beneficially owns shares if he or she has voting and/or investment power over those shares. The table includes shares owned by spouses, other immediate family members or in trust by the named individuals, shares held in retirement accounts or funds for the benefit of the named individuals, and shares held in other forms of ownership where the named individuals possess voting and/or investment power over the shares. The Corporation is not aware of any person or entity that beneficially owns more than five percent of its outstanding common stock. The business mailing address for each of the following individuals is: Post Office Box 18807, Greensboro, North Carolina 27419.

                                                Amount and Nature of          Percent of Outstanding Common
Name of Beneficial Owner                       Beneficial Ownership(1)          Stock on March 31, 2005(2)
------------------------                       -----------------------          --------------------------
Gary G. Blosser                                          [6,765](3)                            *

C. Arnold Britt                                         [63,747](4)                        [1.14]%

Barry Z. Dodson                                         [32,611](5)                            *

Joseph H. Kinnarney                                     [57,388](6)                        [1.03]%

Robbie Perkins                                           [1,100]                               *

Pressley A. Ridgill                                     [42,096](7)                            *

Ernest J. Sewell                                       [159,092](8)                        [2.79]%

Michael W. Shelton                                      [32,165](9)                            *

Wade H. Spears, III                                     [23,174](10)                           *

E. Reid Teague, Jr                                       [9,696](11)                           *

Kenan C. Wright                                         [47,867](12)                           *

All current directors and named executive
officers as a group (11 persons)(13)                   [475,701]                           [8.04]%

----------
(1) Except as otherwise noted, all shares are owned and held of record by the named individual, his spouse or minor children, or other entities controlled by the named individual.
(2) Based upon [5,579,195] shares of outstanding common stock (and options held by the named individuals) as of March 31, 2005. An asterisk (*) indicates an amount less than 1% of outstanding shares.
(3) Includes [4,937] Shares which Mr. Blosser could purchase under presently exercisable options and options that will be exercisable within 60 days ("Option Shares").
(4)   Includes [27,438] Option Shares held by Mr. Britt.
(5)   Includes [19,000] Option Shares held by Mr. Dodson.
(6)   Includes [35,668] Option Shares held by Dr. Kinnarney.
(7)   Includes [34,999] Option Shares held by Mr. Ridgill.
(8)   Includes [129,831] Option Shares held by Mr. Sewell.
(9)   Includes [31,127] Option Shares held by Mr. Shelton.
(10)  Includes [21,250] Option Shares held by Mr. Spears.
(11)  Includes [1,500] Option Shares held by Mr. Teague.
(12)  Includes [34,918] Option Shares held by Mr. Wright.
(13) Includes an aggregate of [340,668] Option Shares held by current directors and named executive officers.

                             OUR BOARD OF DIRECTORS
                               AND ITS COMMITTEES

How often did our Board of Directors meet during 2004?

      Our Board held 12 regular meetings during 2004. All director nominees and incumbent directors attended more than 75% of the total number of meetings of the Board and its committees on which they served during the year. The Board of Directors of the Bank held a meeting in conjunction with each meeting of the Corporation's Board.

What committees does our Board have?

      Our Board has three standing committees, the Audit Committee, the Compensation Committee, and the Executive, Corporate Governance and Nominating Committee. The voting members of these Committees are appointed by the Board annually from among its members. Certain of our executive officers also serve as non-voting, advisory members of these committees. In addition, the Bank's Board of Directors has the following standing committees: the Executive Committee, the Audit and Compliance Committee, the Planning Committee, the Asset Liability Committee, and the Credit Management Committee.

      Audit Committee. The Audit Committee is composed of four of our independent directors, Mr. Blosser, Chairman, Messrs. Dodson and Teague, and Dr. Kinnarney. The Audit Committee meets at least quarterly and, among other responsibilities, oversees the independent auditing of the Corporation's consolidated financial statements, the system of internal controls that management has established and our internal audit functions, and the quarterly and annual financial information to be provided to shareholders and the SEC. In addition, the Committee selects the Corporation's independent registered public accounting firm and reviews and approves the services of such auditor. The Audit Committee met ten times during the year ended December 31, 2004. For more information about this Committee, please see `REPORT OF THE AUDIT COMMITTEE" below.

      Compensation Committee. The Compensation Committee is composed of Dr. Kinnarney, Chairman, and Messrs. Blosser, Dodson and Teague. This Committee administers our compensation programs and has responsibility for matters involving the compensation of the executive officers of the Corporation and the Bank. The Committee also makes recommendations to the Board regarding the adoption of and amendments to employee benefit plans. All actions of this Committee are subject to review by the full Board. The Compensation Committee met five times during 2004. For more information about the Compensation Committee, please see "REPORT OF THE COMPENSATION COMMITTEE" below.

      Executive, Corporate Governance and Nominating Committee. In response to new corporate governance requirements, the Board established this Committee in 2004. Its members are Mr. Dodson, Chairman, Messrs. Britt and Wright and Dr. Kinnarney. The Committee establishes corporate governance principles, evaluates qualifications of candidates for positions on the Board of Directors, nominates new and replacement members for the Board and recommends Board committee composition. It also facilities an annual evaluation by the directors of the Board and individual director performance. This Committee met ten times during the year ended December 31, 2004. For more information about this Committee, please see "REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE" below.

How are our directors compensated?

      Our directors who are not officers or employees of the Corporation or the Bank are entitled to receive a retainer and fees for meetings of the Board and its committees. Directors who are employees receive only fees for Board meetings attended. We also reimburse directors for their travel expenses incurred in attending meetings. During 2004, each of our non-employee directors received a retainer of $10,000. As of January 1, 2005, the annual retainer was increased to $15,000. Additionally, directors receive a fee of $650 for each meeting of the Board and $400 for each meeting of a committee of the Board attended (except that the Chairman of the Board receives a fee of $1,300 for each Board meeting attended and the committee Chairmen receive a fee of $800 for attendance at each of their committee meetings).

      In order to increase the stock ownership of directors and further align their interests with our shareholders, the directors are eligible for awards under the Corporation's Omnibus Equity Compensation Plan. In January 2004, an award of options to acquire 6,000 shares at an exercise price of $19.96 per share was made to each non-employee director. Employee directors Sewell and Ridgill received 2004 grants of 18,000 options and 12,500 options, respectively. These 2004 option grants vest over a four year period beginning January 3, 2005. In January 2005, an additional award of options to acquire 6,000 shares at an exercise price of $22.64 per share was made to each non-employee director. Employee directors Sewell and Ridgill received 2005 grants of 11,000 options each. These 2005 option grants vest over a four year period beginning January 23, 2006.

      All of the Corporation's directors also are eligible to participate in the Corporation's Deferred Compensation Plan, which is intended to provide additional financial incentives and retirement security for the directors and certain senior management employees, and to allow for deferral of up to 100% of directors' fees. Under this Plan, deferred compensation is invested in a menu of mutual fund options offered under a Trust Agreement though Morgan Trust Company.

      The Boards of Directors of the Corporation and the Bank have historically been composed of the same persons. Under the Bank's Bylaws, a director of the Bank who retires upon reaching the age of 70 becomes a director emeritus. In such role, he or she is available to the Bank's Board to provide opinions and suggestions and is requested to continue to promote the Bank's services and business. Each director emeritus receives a monthly fee based on years of service and calculated as a percentage of the fee per Board meeting attended then being paid to current members of the Bank's Board ("Regular Fees"). For service of ten or fewer years, the percentage is 25% of the Regular Fees, for service of eleven to nineteen years the percentage is 50%, and for service of 20 or more years, the percentage is 75%. During 2004, each director emeritus received a payment of $487.50 for each of the twelve meetings of the Board held during that fiscal year (an aggregate of $5,850). The following individuals currently serve as director emeriti: G. Apple, Jr., W. Apple, Jr., E. Green, P. Lambeth, Dr. C. Payne, J. Stanley and E. Trent, Jr.

How can a shareholder nominate someone for election to the Board?

      The Corporation's Bylaws do not include procedures for shareholder nominations of directors and the Board has not adopted a formal policy for shareholder nominations. However, the Executive, Corporate Governance and Nominating Committee will consider nominees for the Board by shareholders that are proposed in accordance with any advance notice procedures adopted by the Corporation from time to time and the procedures described in the section of this Proxy Statement entitled "When are proposals for the 2006 annual meeting due?" Shareholders wishing to recommend a director candidate may do so by providing detailed, advance written notice to the Corporation within a reasonable period in advance of the printing and mailing of the proxy statement for the applicable annual meeting of shareholders if no specific advance notice procedures apply.

      The Board may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board, the inspector of voting for an annual meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements. Written notice of nominations should be directed to the Secretary of the Corporation.

How can you communicate with the Board or its members?

      We do not have formal procedures for shareholder communication with our Board. In general, our directors and officers are easily accessible by telephone, postal mail or e-mail. Any matter intended for your Board, or any individual director, can be directed to Pressley A. Ridgill, our Executive Vice President and Chief Operating Officer, at our principal executive offices 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410. You also may direct correspondence to our Board, or any of its members, in care of the Corporation at the applicable foregoing address. In addition, shareholders may contact us through our website address at http://www.fnbsoutheast.com. The Board has delegated to Mr. Ridgill, or his designee, responsibility for determining in his discretion whether a communication addressed to the Corporation or the Board generally is appropriate for consideration by a director, the Board or a Board committee. Mr. Ridgill is required to direct all communications regarding personal grievances, administrative matters, the conduct of our ordinary course of business operations, billing issues, product or service related inquiries, order requests, and similar matters to the appropriate individual within the Corporation or the Bank. All other communications are to be submitted to the Board as a group, to the particular director or the Board committee to whom it is directed, or, if appropriate, the director or Board committee he believes is the most appropriate recipient, as the case may be.

What is our policy for director attendance at annual meetings?

      Although it is customary for all of our directors to attend annual meetings of shareholders, we have no formal policy in place requiring attendance. All Board members attended our 2004 annual meeting of shareholders held on May 20, 2004.

                          REPORT OF THE AUDIT COMMITTEE

      The Board of Directors has determined that all members of the Audit Committee are "independent," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. ("NASD") as applicable to NASDAQ National Market companies. The Committee's amended written charter was included as an appendix to our proxy statement for the 2004 annual meeting which was filed with the Securities and Exchange Commission ("SEC") on April 20, 2004. The charter is reviewed annually, and amended as needed, by the Committee. A copy of the charter also is available on the "Investor Information" section of our website at http://www.fnbsoutheast.com.
               ---------------------------

      Under NASD corporate governance standards applicable to audit committees of NASDAQ companies, our Audit Committee must have at least three members, all of whom are financially literate, and at least one member who has accounting or related financial management expertise. The Board has determined that Barry Z. Dodson qualifies as an "audit committee financial expert" and is "independent" as defined under applicable SEC and NASD rules and regulations. This determination was based, among other things, upon Mr. Dodson's extensive experience as a certified public accountant for over 32 years and his position as a CPA with his own accounting firm. The Board has also determined that the other members of the Committee meet the relevant SEC and NASD financial literacy standards and are "independent."

      The Audit Committee has reviewed and discussed our audited consolidated financial statements with management of the Corporation and has discussed with Dixon Hughes PLLC, our independent registered public accounting firm for the year ended December 31, 2004, the matters required to be discussed by Statement of Auditing Standards 61 (Communication With Audit Committee). In addition, the Committee has received the written disclosures and the letter from Dixon Hughes required by Independence Standards Board Standard No. 1, and has discussed with Dixon Hughes the firm's independence in providing audit services to us. Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.


                                  Gary G. Blosser, Chairman
                                  Barry Z. Dodson
                                  Joseph H. Kinnarney
                                  E. Reid Teague

               PROPOSAL 2: RATIFICATION OF OUR INDEPENDENT AUDITOR
                 (INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

      On June 30, 2004, the Corporation's Audit Committee dismissed PricewaterhouseCoopers, LLP ("PWC") as the Corporation's independent registered public accounting firm as reported on a Form 8-K filed with the SEC on July 7, 2004. The decision to dismiss PWC was considered and approved by the Audit Committee. On June 30, 2004, the Corporation's Audit Committee appointed Dixon Hughes as the Corporation's independent registered public accounting firm for the 2004 fiscal year. The decision to replace PWC with Dixon Hughes was not the result of a disagreement with PWC about our financial statements.

      PWC's reports on the Corporation's consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with the audits of the fiscal years ended December 31, 2002 and 2003, and the subsequent interim period through March 31, 2004. During the fiscal years ended December 31, 2003 and 2002 and subsequent interim period through March 31, 2004, the Corporation believes that there were no "reportable events," as that term is described in Item 304(a)(1)(v) of Regulation S-K.

      Dixon Hughes has been appointed by the Audit Committee as the Corporation's independent registered public accounting firm for the year ending December 31, 2005. This appointment has been approved by the Board and is being submitted to our shareholders for ratification. Representatives of Dixon Hughes are expected to attend our annual meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES, PLLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

Audit Fees Paid to Independent Auditor (Independent Registered Public Accounting
Firm)

      The following table represents fees for professional services rendered by the Corporation's independent registered public accounting firm for the audit of the Company's annual consolidated financial statements for the years ended December 31, 2004 and 2003 and fees billed for audit-related services, tax services and all other services rendered by those auditors for each of those fiscal years.

                                               Year ended December 31,
                                        2004(1)         2004(2)       2003(2)
                                       ---------      ---------      ---------
      Audit Fees(3) ..............     $  28,181      $  99,707      $  68,250
      Audit-Related Fees(4) ......        21,951              0         24,796
      Tax Fees(5) ................        17,450            880         20,475
      All Other Fees(6) ..........        11,800         26,268          6,150
                                       ---------      ---------      ---------
      Total Fees .................     $  79,382      $ 126,855      $ 119,671

----------
(1) These are fees paid for professional services rendered by Dixon Hughes for the fiscal year indicated.
(2) These are fees paid for professional services rendered by PWC for the fiscal year indicated.
(3) These are fees paid for professional services rendered in the audit of the Corporation's annual consolidated financial statements and in the reviews of the consolidated financial statements included in the Corporation's quarterly reports on Form 10-Q, and for services normally provided in connection with statutory or regulatory filings or engagements. For PWC for 2004, these fees include amounts paid for reviews of the consolidated financial statements included in the Corporation's quarterly reports on Form 10-Q and for services normally provided in connection with statutory or regulatory filings or engagements.
(4) These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under "Audit Fees" above, including fees related to audits of financial statements of employee benefit plans, pension plans, and any subsidiaries.
(5) These are fees paid for professional services rendered for tax compliance, tax planning and tax advice, including assistance in the preparation of the Corporation's various federal, state and local tax returns.
(6) These are fees paid for permissible work performed by our independent registered public accounting firm that does not meet the above categories, consisting of IT risk assessment, due diligence services and other special project assistance.

Pre-Approval of Audit and Permissible Non-Audit Services

      All audited-related services, tax services and other services rendered in 2004 and 2003 were pre-approved by the Audit Committee, which concluded that the provision of those services by Dixon Hughes for 2004 and by PWC for 2003 were compatible with the maintenance of each firm's independence in the conduct of its auditing functions for the Corporation. The Audit Committee's charter provides for pre-approval of all audit and non-audit services to be provided by the Company's independent registered public accounting firm. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Audit Committee at its next scheduled meeting.

                REPORT OF THE EXECUTIVE, CORPORATE GOVERNANCE AND
                              NOMINATING COMMITTEE

      Our Board of Directors established a Executive, Corporate Governance and Nominating Committee in February 2004. All members of the Committee are "independent," as that term is defined in NASD Rule 4200(a)(15). A copy of this Committee's charter is available on the "Investor Information" section of our website at http://www.fnbsoutheast.com. This Committee establishes corporate governance policies, evaluates qualifications and candidates for positions on the Board of Directors, nominates new and replacement members for the Board of Directors and recommends Board committee composition.

      Process for Nominating Directors. The Executive, Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to shareholders for election at each annual meeting. The Committee identifies director nominees from various sources such as officers, directors and shareholders. In 2004, the Board of Directors did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Committee will consider and evaluate a director candidate recommended by a shareholder in the same manner as a Committee-recommended nominee. The Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and each nominee's: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to stock ownership. Where appropriate, the Committee ultimately will recommend nominees that it believes will enhance the Board's ability to manage and direct, in an effective manner, our affairs and business. Additional factors the Committee may consider in evaluating candidates include: (i) independence under applicable listing standards; (ii) relevant business experience; (iii) judgment, skill, integrity and reputation; (iv) number of other boards on which the candidate serves; (v) other business and professional commitments; (vi) lack of potential conflicts of interest with other pursuits; (vii) whether the candidate is a party to any action or arbitration adverse to the Corporation or the Bank; (viii) financial and accounting background to enable the Committee to determine whether the candidate would be suitable for Audit Committee membership or qualify as an "audit committee financial expert;" (ix) executive compensation background, to enable the Committee to determine whether a candidate would be suitable for Compensation Committee membership; and (x) the size and composition of the existing Board. In addition, candidates must be willing and able to devote the required amount of time to our business. In evaluating candidates, the Committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

      Before nominating a current director for re-election at an annual meeting, the Committee will consider the director's performance on the Board and whether the director's re-election will be consistent with our corporate governance policies.

                                       Barry Z. Dodson, Chairman
                                       Gary G. Blosser
                                       C. Arnold Britt
                                       Joseph H. Kinnarney

                               EXECUTIVE OFFICERS

      The following table provides information about the current executive officers of the Corporation and the Bank.

                                                                                              Employed by the
                                                      Positions Held During                 Corporation and/or
Name                              Age                  The Past Five Years                    the Bank Since
----                              ---                  -------------------                    --------------
Ernest J. Sewell                   64       Vice-Chairman, President, Chief Executive              1995
                                            Officer and Director of the Corporation;
                                            Chief Executive Officer and Director of
                                            the Bank.

Pressley A. Ridgill                52       Executive Vice President, Chief Operating              2000
                                            Officer and Director of the Corporation;
                                            President, Chief Operating Officer and
                                            Director of the Bank.  He previously was
                                            Executive Vice President and Chief
                                            Financial Officer of First Commerce Bank,
                                            Charlotte, North Carolina.

Wade H. Spears, III                54       Executive Vice President and Senior                    1999
                                            Credit Officer of the Bank.

Michael W. Shelton                 43       Senior Vice President, Chief Financial                 1996
                                            Officer and Secretary of the Corporation
                                            and Bank; Treasurer of the Corporation.

K. Dwight Willoughby               50       Vice President and Controller of the Bank.             2003

                             EXECUTIVE COMPENSATION

      The following table sets forth for the years shown the cash and other compensation paid to, received or deferred by, or accrued for the benefit of our President and Chief Executive Officer and each of our other executive officers whose annual salary and bonus in 2004 exceeded $100,000 (the "named executive officers"). Each named executive officer serves the Corporation and/or the Bank in the offices noted, and cash compensation of each named executive officer is paid by the Bank, not the Corporation.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                             Long-Term Compensation
                                    -----------------------                   ---------------------------------------

                                                                                         Awards               Payouts
                                                                                         ------               -------

                                                                                               Securities                   All
                                                                Other Annual   Restricted      Underlying       LTIP        Other
Name and Principal                         Salary     Bonus     Compensation  Stock Awards    Options/SARs    Payouts   Compensation
Position                            Year   ($)(1)    ($)(2)        ($)(3)          ($)       (in shares)(4)     ($)         ($)(5)
------------------                  ----   ------    ------     ------------  ------------   --------------   -------   ------------
Ernest J. Sewell,                   2004   301,604   101,502          --            --            18,000         --        38,113
Vice-Chairman,                      2003   290,004   103,454          --            --            37,500         --        26,275
President and                       2002   278,850    37,776          --            --                --         --        25,950
Chief Executive Officer

Pressley A. Ridgill, Executive      2004   200,000    36,859          --            --            12,500         --        15,774
Vice                                2003   147,435    39,709          --            --            15,625         --         4,423
President/Chief Operating           2002   140,414    22,500          --            --                --         --         4,066
Officer

Wade H. Spears, III                 2004   130,000    14,413          --            --             7,500         --         1,900
Executive Vice                      2003   115,304    21,619          --            --            12,500         --         1,729
President/Chief Credit              2002   110,869    11,842          --            --                --         --         1,671
Officer

Michael W. Shelton                  2004    90,000    15,000          --            --             7,500         --         2,700
Senior Vice President/              2003    80,000    17,500          --            --             4,375         --         2,400
Chief Financial Officer             2002    73,998     7,185          --            --                --         --         2,220

----------
(1) Consists of salary payable to the named executive officer, including portions of salary deferred at his election.
(2) Consists entirely of cash bonuses paid to the named executive officer under the Annual Management Incentive Plan.
(3) Perquisites for the fiscal year indicated did not exceed the lesser of $50,000 or 10% of reported salary and bonus.
(4) All 2003 options have been adjusted to reflect the 5-for-4 stock split, effected as a 25% stock dividend, paid on December 26, 2003. Option exercise prices for grants in 2003 and 2004 have been adjusted as follows: for 2004, $19.96 per share and, for 2003, $13.44 per share.
(5) For Mr. Sewell for 2004, represents compensation of $29,236 for assumption of split dollar payments under split-dollar life insurance arrangements, a contribution of $6,032 made by the corporation to its 401k plans for the benefit of Mr. Sewell, and an attributable benefit of $2,845 for use of a Bank automobile; for 2003, represents a present value of $17,071 of the yearly interest foregone on the non-term premium paid under split-dollar life insurance arrangements, a contribution of $6,525 made by the corporation to its 401k plans for the benefit of Mr. Sewell, and an attributable benefit of $2,679 for use of a Bank automobile; and for 2002, represents a present value of $17,071 of the yearly interest foregone on the non-term premium paid under split-dollar life insurance arrangements, a contribution of $6,894 made by the corporation to its 401k plans for the benefit of Mr. Sewell, and an attributable benefit of $1,985 for use of a Bank automobile. These insurance arrangements for Mr. Sewell have been restructured to provide for the payment of premiums by the named executive officer. For Mr. Ridgill for 2004, represents an employer contribution of $9,774 under the Corporation's 401k plans and an amount of $6,000 for his automobile allowance. For Mr. Ridgill for 2003 and 2002 and for Messrs. Spears and Shelton for all years indicated, represents contributions made by the Corporation to its 401k plans for the benefit of the designated officer.

Equity Compensation Plan Information

         The following table presents, as of December 31, 2004, the numbers of shares of common stock to be issued upon the exercise of outstanding options, the weighted-average price of the outstanding options and the number of options remaining that may be issued under the Corporation's Omnibus Equity Compensation Plan described below.

                                             EQUITY COMPENSATION PLAN INFORMATION
------------------------------------------------------------------------------------------------------------------------------
                                                       (a)                   (b)                            (c)
                                                Number of shares                               Number of shares remaining
                                               to be issued upon      Weighted-average     available for future issuance under
                                                  exercise of        exercise price of    equity compensation plans (excluding
              Plan category                   outstanding options   outstanding options      shares reflected in column (a))
---------------------------------------       -------------------   -------------------   ------------------------------------
Equity compensation plans
 approved by our security holders .....             769,642(1)            $14.55(1)                        308,003(1)

Equity compensation plans not
 approved by our security holders .....                  -0-                 N/A                                -0-
                                                  ---------             --------                         ---------

     Total ............................             769,642               $14.55                           308,003

----------
(1) All options granted prior to December 26, 2003 and exercise prices have been adjusted to reflect the 5-for-4 stock split, effected in the form of a 25% stock dividend, paid on December 26, 2003.

Long-Term Compensation Program

      To enable the Corporation to attract, retain and motivate key employees and directors, the Board adopted the Omnibus Equity Compensation Plan ("Omnibus Plan"), which was approved by our shareholders at the 1996 annual meeting, and amended and restated by a vote of the shareholders at the 2001 annual meeting. The Omnibus Plan has a ten-year term. The objective of the Omnibus Plan is to provide the Board with the means to reward achievement of long-term goals in a manner more flexible than that provided by the Corporation's previous long-term incentive compensation arrangements. Under the Omnibus Plan, restricted stock, stock options, performance shares (payable in cash, restricted stock, or unrestricted stock) deferred stock, stock appreciation rights, stock awards and other stock-based awards may periodically be granted in various combinations to employees and directors. Each recipient of an award under the Omnibus Plan must enter into a written agreement with the Corporation setting forth the restrictions, terms and conditions of that particular award.

      While no formal system is employed in determining the number of awards granted, the Committee does consider the individual's level of responsibility and the number of previously granted awards. The number and frequency of the grants are in line with the Corporation's industry competitors based on survey information and data compiled by the Compensation Committee.

      Plan Administration. The Omnibus Plan is administered by the Compensation Committee. With respect to the Omnibus Plan, the Committee is authorized:

      o to make all determinations regarding the persons to whom, and the numbers of shares and amounts for which, stock options will be granted;
      o     to specify the terms of all awards or grants;
      o     to interpret and make all other determinations;
      o     to prescribe, amend and rescind rules and regulations of operation;
            and
      o to take other actions relating to and reasonable or advisable in administering the Omnibus Plan.

      Stock Options. An option is a right that may be granted by the Compensation Committee to an employee or director under the Omnibus Plan to purchase a specified number of shares of common stock during a specified period of time and at an agreed upon purchase price (the "exercise price"). Stock options granted to employees may be incentive stock options ("ISOs") pursuant to
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options ("NSOs"). Non-employee directors may only receive grants of NSOs. The exercise price of common stock covered by each option granted will be set by the Committee at the time the option is granted, but with respect to ISOs may not be less than 100% of the fair market value (as determined by the Committee in such manner as it, in its sole discretion, deems to be reasonable and appropriate) of a share of common stock at the time the ISO is granted (or 110% of the fair market value in the case of an ISO granted to an optionee who owns more than 10% of the outstanding voting common stock). The exercise price of NSOs must be 100% of fair market value.

      Each option will vest and become exercisable as specified by the Committee and, to the extent not previously exercised, will expire and may not be exercised after the earlier of:

      (i) the expiration date set by the Committee at the time of grant (which may be no more than ten years after the date of grant, or five years in the case of an ISO granted to an employee who owns more than 10% of the outstanding voting common stock);

      (ii) 90 days after the date of termination of the employee's employment other than by reason of his or her death or disability (as defined in the Omnibus Plan); or

      (iii) twelve months following the termination of the employee's employment as a result of his or her death or disability.

      With respect to ISOs, the aggregate fair market value (determined as of the date of grant) of common stock for which all such options granted to any employee may become exercisable for the first time in any calendar year may not exceed $100,000; and, in connection with any option granted, the Compensation Committee may impose such other restrictions or conditions as it may deem appropriate.

      At the time an option is exercised, the optionee must make full payment of the aggregate exercise price for shares being purchased. Payment must be made in cash. Optionees will have no rights as shareholders with respect to any shares covered by options granted to them until those options have been exercised and the exercise price for the shares has been paid.

      ISOs granted under the Omnibus Plan are intended to qualify for favorable income tax treatment. Under the Code, an optionee is not taxed in the year in which an ISO is exercised, unless the alternative maximum tax rules apply. If an optionee holds common stock purchased upon the exercise of an ISO for a period of at least two years following date of grant and at least one year from the date the ISO is exercised (or dies while owning stock), then, upon disposition of the common stock (or upon death while owning the stock), he or she (or his or her estate, as applicable) will realize capital gain equal to the excess of the sale price of the common stock over the exercise price. The Corporation will not be permitted to take a tax deduction at any time in connection with ISOs, unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. If the optionee exercises the ISO prior to the expiration of the two holding periods, the optionee will realize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and sales price, and the Corporation is allowed to take a deduction for the same amount.

      Adjustments of Rights in Certain Events. In the event of increases, decreases or changes in the Corporation's outstanding common stock resulting from a merger, consolidation, stock dividend, stock split, combination, exchange of shares, recapitalization, or change in capitalization, the total number of shares authorized under the Plan and subject to options outstanding and the purchase price per share will be proportionately and appropriately adjusted.

      In December 2003, the Compensation Committee adjusted the exercise price of all options outstanding under the Omnibus Plan in order to reflect the effect of the December 26, 2003 stock split on the fair market value of the Corporation's common stock. In addition, as a result of the December 26, 2003 stock split, the aggregate number of shares authorized under the Omnibus Plan and options outstanding were proportionately adjusted.

      Change in Control Transactions. Immediately prior to an "acceleration event," each outstanding option will become immediately vested and may be exercised in full under the terms of the Omnibus Plan. An "acceleration event" includes:

      o a tender or exchange offer for shares of outstanding common stock of the Corporation;
      o any person or entity (or group of persons and/or entities) acquire at least 20% of our outstanding common stock;
      o our shareholders approve a merger of the Corporation into another business entity;

      o the identities of a majority of the directors change over any 24 month period other than by reason of nominations for election approved by the Board of Directors; and
      o the acquisition of 5% or more of our outstanding shares and the determination by the Board of Directors that such acquisition is a "potential change in control."

If, however, any of the foregoing events has been approved by the Board, such event does not constitute an "acceleration event" absent an affirmative determination by the Compensation Committee deeming it to be an "acceleration event."

      Amendments. The Board may, from time to time, amend, suspend, or terminate the Omnibus Plan. However, no such action will adversely affect any rights under any then outstanding award, and the Board shall not:

      (i) increase the maximum number of shares of common stock authorized for the Omnibus Plan,
      (ii)  alter the group of persons eligible to receive awards;
      (iii) reduce the basis upon which the minimum option price of an ISO is determined;
      (iv)  extend the period within which ISOs may be granted; or
      (v) provide for an award that is exercisable during a period of more than ten years from the date it is granted.

      Tax Withholding. As a condition to the distribution of shares of common stock upon the exercise or vesting of options under the Omnibus Plan, the Corporation may require that the employee pay to the Corporation, or the Corporation may withhold, the amount of any federal or state income or other taxes applicable to income that the optionee is considered to realize from such delivery and that the Committee believes the Corporation is required by law to withhold.

      Option Grants. During 2004, the Board awarded an aggregate of 98,000 options to purchase shares of common stock to 28 employees at an exercise price of $19.96 per share. Of the options granted to employees during 2004, 5,500 options have been forfeited due to employee termination. In January 2005, the Board awarded an aggregate of 72,000 options to 20 employees at an exercise price of $22.64.

      The following table provides certain information with respect to the grant of stock options to the named executive officers made during fiscal year ended December 31, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants
---------------------------------------------------------------------------------------------------------------
                                                     % of Total
                                Number of              Options            Exercise or
                               Securities            Granted to          Base Price on
                               Underlying             Employees          Date of Grant            Expiration
Name                       Options Granted(1)      in Fiscal Year          ($/sh)(2)                 Date
-------------------        ------------------      --------------        --------------           ----------
Ernest J. Sewell                  18,000                18.37%               $19.96            January 23, 2014

Pressley A. Ridgill               12,500                12.76%               $19.96            January 23, 2014

Wade H. Spears, III                7,500                 7.65%               $19.96            January 23, 2014

Michael W. Shelton                 7,500                 7.65%               $19.96            January 23, 2014

----------
(1) All stock options were granted as of January 23, 2004. Of the stock options granted to the named executive officers under the Omnibus Plan, 25% of the options will vest each year beginning on January 23, 2005.
(2) Represents the fair market value of the Corporation's common stock on the date of grant (January 23, 2004).

                       AGGREGATED OPTION EXERCISES IN 2004
                     AND OPTION VALUES AT DECEMBER 31, 2004

      The following table sets forth certain information concerning options to purchase common stock held by the named executive officers during the year ended December 31, 2004, the aggregate value of gains on the date of exercise, and the value of unexercised options as of December 31, 2004.

                                                              Number of Securities
                                                             Underlying Unexercised       Dollar Value of Unexercised
                                                                    Options at              In-the-Money Options at
                                                              December 31, 2004(1)            December 31, 2004(2)
                                                             ----------------------       ---------------------------

                           Shares
                        Acquired on         Value
Name                    Exercise (#)    Realized ($)     Exercisable    Unexercisable    Exercisable    Unexercisable
------------------      -------------   ------------     -----------    -------------    -----------    -------------
Ernest J. Sewell            73,098       $  826,556        136,535          53,156        $1,096,013       $403,509

Pressley A. Ridgill              0                0         26,405          28,595        $  334,471       $200,751

Wade H. Spears, III              0                0         15,625          18,750        $  177,564       $132,821

Michael W. Shelton               0                0         28,158          10,861        $  256,451       $ 52,998

----------
(1) All options granted prior to December 26, 2003 and their exercise prices have been adjusted to reflect the 5-for-4 stock split, effected as a 25% stock dividend, paid on December 26, 2003.

(2) Value is based on the difference between the exercise price of stock options and the closing price of stock options of our common stock on December 31, 2004 of $22.80.

Pension Plans

      The Corporation maintains a funded, qualified defined benefit pension plan in which substantially all of our full-time employees who have been continuously employed for at least 90 days participate (the "Employees' Pension Plan") and an unfunded, non-qualified defined benefit pension plan known as the Benefit Equivalency Plan for certain senior management employees (collectively, the "Pension Plans"). The amount of "compensation" covered by the Pension Plans each year is a participant's annual base salary and bonus. At his or her retirement, a participant's annual benefit under the Pension Plans is based on his or her average covered compensation for any five consecutive plan years during the last ten years preceding normal retirement age ("Final Average Compensation"), supplemented in the case of those employees participating in the Benefit Equivalency Plan by an amount equal to 3.25% (in the case of Mr. Sewell by an amount equal to 6%), of the participant's Final Average Compensation multiplied by his or her years of service.

      The table below sets out the estimated annual pension benefit payable under the Pension Plans for a participant at age 65 for various levels of Final Average Compensation and years of service, as supplemented in the case of those employees participating in the Benefit Equivalency Plan. The benefits payable under the Benefit Equivalency Plan are fully offset by benefits paid under the Employees' Pension Plan and are partially offset by Social Security benefits. The table does not reflect these offsets.

                                                                       Years of Service
                  Final                        ----------------------------------------------------------------
          Average Compensation                 5 Years           10 Years           15 Years          20+ Years
                                               -------           --------           --------          ---------
$100,000................................        16,300             32,500             48,800             65,000

 150,000................................        24,400             48,800             73,100             97,500

 200,000................................        32,500             65,000             97,500            130,000

 250,000................................        40,600             81,300            121,900            130,000

 300,000................................        48,800             97,500            146,300            130,000

 350,000................................        56,900            113,800            170,600            130,000

 400,000................................        65,000            130,000            195,000            260,000

 450,000................................        73,100            146,300            219,400            292,500

 500,000................................        81,300            162,500            243,900            325,000

      The covered compensation of the named executive officers under the Pension Plans for 2004 is set forth in the Annual Compensation column of the Summary Compensation Table. The years of service for each of the named executive officers under the Pension Plans (rounded to the nearest whole number) as of December 31, 2004 are: Mr. Sewell, 10 years; Mr. Ridgill, 4 years; Mr. Spears, 5 years; and Mr. Shelton, 8 years.

Change in Control, Severance and Employment Arrangements

      In 1995, Mr. Sewell, Vice-Chairman, President and Chief Executive Officer of the Corporation, entered into an Employment Agreement with the Corporation and the Bank. The agreement initially had a three-year rolling term, meaning that its term was automatically extended each month so that a three-year term remained in effect. In 2002, the agreement was amended to provide for a fixed term ending January 31, 2006. The agreement was amended further in 2004 to reflect a change in his position to Chief Executive Officer of the Bank as a result of the management succession plans of the Bank and the Corporation. Mr. Sewell's annual base salary under the agreement was $301,604 for 2004 (increased to $329,104 as of January 1, 2005). The agreement provides for a number of benefits, including participation in various compensation plans offered to our employees and senior management. These plans include the Corporation's Omnibus Plan, the Annual Management Incentive Plan, and the Benefit Equivalency Plan (supplemental executive retirement). Mr. Sewell is also a participant in the Corporation's Deferred Compensation Plan. Under the agreement and a later oral agreement, the Corporation committed to enter into split-dollar life insurance agreements with Mr. Sewell, and together with Mr. Sewell, maintains related life insurance policies owned by Mr. Sewell providing $500,000 of total coverage on his life for the benefit of his estate, beneficiaries designated by him, and/or trusts created by him. These split-dollar arrangements and the relative portion of the employment agreement have been restructured effective January 1, 2004 to provide for payment of premiums by Mr. Sewell. Under the employment agreement, if there is a "change in control" of the Corporation, Mr. Sewell may, under certain circumstances, terminate his employment with the Corporation and the Bank, and thereafter continue to receive his annual base salary for a period of two years and eleven months, in addition to any other benefits to which he is entitled under the agreement.

      In 2004, Mr. Ridgill, Executive Vice President and Chief Operating Officer of the Corporation and President and Chief Operating Officer of the Bank, entered into an Employment and Change of Control Agreement with the Corporation and the Bank. The agreement provides for an initial term of 30 months ending December 31, 2006. Mr. Ridgill's initial annual base salary under the Agreement was $225,000 (increased to $250,000 as of January 1, 2005). The agreement provides for a number of benefits, including participation in various compensation plans offered to our employees and senior management. These plans include the Corporation's Omnibus Plan, the Annual Management Incentive Plan, and the Benefit Equivalency Plan (supplemental executive retirement). Other fringe benefits provided to Mr. Ridgill under the agreement include an annual automobile allowance of $12,000. The agreement provides that upon (i) termination of employment by the Corporation or the Bank within one year after a "change in control," (ii) Mr. Ridgill's required relocation to a location other than the Corporation's executive offices in Greensboro, North Carolina, or (iii) a reduction in Mr. Ridgill's duties, responsibilities, prerogatives and authority under the agreement, he is entitled to receive the sum of all accrued obligations, an amount equal to 2.99 times his salary, an amount equal to his cash bonus for the last completed fiscal year prorated for the remaining number of days remaining in the fiscal year after his termination, and continued participation in all benefit plans and fringe benefits, except qualified plans, for a period of time equal to the lesser of the remainder of his employment period under the agreement or until he becomes reemployed. Upon termination after a "change in control," all stock options granted to Mr. Ridgill (subject to certain conditions in cases of recent grants) and all benefits under non-qualified benefit plans will vest immediately.

      In the event Mr. Ridgill's employment is terminated by the Corporation or the Bank other than for "cause," death or disability, the agreement provides for payment of (a) an amount equal to his salary through the date of termination,
(b) payment of all accrued obligations, (c) an amount equal to the product of the number of days remaining in the employment period and Mr. Ridgill's base salary divided by 365 and (d) provision of benefits to Mr. Ridgill and his family for the remaining employment period or longer period as may be provided by any particular benefit plan or until Mr. Ridgill becomes reemployed.

      As discussed more fully in the "Report of the Compensation Committee" below, the stock options awarded under the Omnibus Plan to our officers and directors grant such persons the right to acquire up to a specified number of the Corporation's shares at certain times in the future at a fixed price, and thereby reward the recipients for their contribution to increases in the market value of our shares. In the event of a "change in control" or a "potential charge of control" of the Corporation, benefits under the Omnibus Plan vest and become vested and exercisable immediately.

      The Board has adopted two severance policies for our senior officers. Under the first severance policy, any officer (other than an officer covered by a currently effective severance agreement) who has been employed for five years or more and who has attained the office of Senior Vice President or above is entitled to receive salary continuation payments at his or her then salary level if his or her employment by the Corporation or the Bank is terminated "without cause." Any officer covered by this policy would also be entitled to payments in the event of a "change in control" of the Corporation or the Bank and if the officer is not offered a position with the Corporation or the Bank, or the successor of either, at the officer's current salary or if the officer is required to maintain an office more than 25 miles from his or her office before the "change in control." Any officer employed for less than ten years would receive payments for one year, any officer employed for more than ten years but less than 15 years would receive monthly payments for 18 months, and any officer employed for more than 15 years would receive payments for two years.

      The second severance policy also covers our officers who have attained the level of Senior Vice President or above, have been employed for less than five years and are recommended for participation by our President and Chief Executive Officer and Board of Directors. Senior officers subject to this second policy receive payments only if they are terminated as a result of a "change in control." Any officer employed for less than three years would receive monthly payments for six months, and any officer employed for more than three years but less than five years would receive monthly payments for nine months.

      Under both severance policies, payments to any officer would immediately cease if the officer became an officer, director, employee, consultant, or more than one percent owner of any bank or savings and loan institution within 50 miles of our principal executive offices and in connection with such position is responsible for soliciting or servicing depositors, borrowers or other customers. No amounts have ever been paid under either severance policy.

Annual Incentive Compensation Plan

      The Board has annually adopted for a number of years an Annual Management Incentive Plan. Annual incentives exist as a means of linking compensation to objective performance criteria that are within the control of the executive officers. Under the Annual Management Incentive Plan, certain of our officers and management employees are awarded incentive compensation, based in part on the Corporation's achievement of specified goals, such as a minimum net income, over a specified period (generally one calendar year) and the officer's achievement of certain goals relating to the functions of the particular officer. If the Corporation does not meet the specified goals, discretionary awards may be made to certain officers and management employees if they meet planned individual goals during the specified period, as recommended by the President and Chief Operating Officer of the Bank.

Benefit Equivalency Plan

      Certain of our highly compensated employees, including Mr. Sewell and Mr. Ridgill, are eligible to participate in the Corporation's Benefit Equivalency Plan, which is a supplemental executive retirement plan, intended to "make whole" those employees whose compensation under the Corporation's Employees' Pension Plan is limited by applicable governmental restrictions due to their compensation level. This Plan generally provides benefits equal to 3.25%, 6% in the case of Mr. Sewell, of a participant's Final Average Compensation at age 65, multiplied by the participant's years of service, and reduced by the amount of benefits payable upon retirement under the Pension Plan and one-half of the primary Social Security benefit. The Plan includes certain early retirement benefits.

                      REPORT OF THE COMPENSATION COMMITTEE

      General. It is the policy of the Compensation Committee to provide and maintain a fully competitive, performance-based compensation program that will enable the Corporation and the Bank, to attract, motivate and retain qualified executive officers. A copy of the Committee's charter is available on the "Investor Information" section of our website at http://www.fnbsoutheast.com.
                                                 ---------------------------

      During 2004, the Corporation's executive compensation program provided for annual compensation consisting of base salaries combined with cash incentive bonuses based on our financial performance, and long-term compensation consisting of periodic stock option awards. The Corporation also provided certain other compensation plans customary for companies of comparable size. The annual and long-term compensation programs are intended to be competitive with median levels of incentive compensation paid by our competitors and were developed based upon an analysis of surveys of compensation programs of financial institutions of similar size and characteristics in North Carolina and the southeast United States as reported in various sources, including the North Carolina Bankers Association Survey and the Bank Administration Institute Survey.

      The Committee provides recommendations regarding the compensation of Mr. Sewell, our Vice-Chairman, President and Chief Executive Officer, and Mr. Ridgill, the Bank's President and Chief Operating Officer, to the Board for its consideration. In addition, the Committee also sets forth recommendations involving compensation policies, incentive compensation, long term equity participation and benefit plans generally. The Committee delegates to Mr. Sewell and Mr. Ridgill the responsibility to determine appropriate levels of salaries and incentive bonuses for our other officers, including the other named executive officers, within ranges approved by the Committee. Primary consideration is given to individual performance and to attainment of individual goals and objectives that are established at the beginning of each year. Additional consideration is given by both the Committee (with regard to Mr. Sewell and Mr. Ridgill) and Mr. Sewell and Mr. Ridgill (with regard to other officers) to the demonstration of the leadership skills needed to enable the Corporation to achieve the business objectives established by the Board. During 2004, the Compensation Committee met five times.

      The following is a discussion of each element of the compensation program for 2004 with respect to Mr. Sewell, Mr. Ridgill and the other named executive officers.

      Annual Compensation Program. The 2004 base salaries for Mr. Sewell and Mr. Ridgill were set on an objective basis by the Board of Directors based on the recommendation of the Compensation Committee using specific performance criteria within a range determined by the Committee to be competitive. The Committee concluded their prior achievements and those of the other executive officers were significant in terms of our growth and profitability and that Mr. Sewell's and Mr. Ridgill's 2004 base salary levels were reasonable and in accordance with the salary administration guidelines prepared from peer group data.

      The 2004 salaries of the other executive officers were set, within ranges approved by the Compensation Committee, by Mr. Sewell and Mr. Ridgill based on their evaluation of the performance and levels of responsibility of each officer and the officer's contribution to the Corporation's financial performance for the prior fiscal year. The salary ranges were set by the Compensation Committee based on its evaluation of the level of demands and responsibility required by each executive position, the officers' prior achievements, and the levels of compensation paid by financial institutions of comparable size for similar positions.

      The cash incentive bonuses paid for 2004 to Mr. Sewell, Mr. Ridgill and to each of the other executive officers were determined under the terms of the 2004 Annual Management Incentive Plan based on our 2004 financial performance, measured in terms of net income and each participant's individual performance in achieving profit center, cost efficiency, loan production, and other similar operational goals and objectives. The Annual Management Incentive Plan uses a "target bonus" approach to determine the size of each participant's bonus. A participant's base salary and salary grade as of the first day of the fiscal year is used to determine his or her target bonus. During 2004, individual target bonuses, as a percentage of annual base salary, ranged from a low of 5% to a high of 35%. The overall bonus fund is the sum of the target bonuses of all participants. Actual bonus amounts for participants in the Annual Management Incentive Plan may be higher or lower than their target bonus amounts and are based upon a comparison of the Corporation's actual performance to the designated performance measures and upon the participant's achievement of his or her individual goals and objectives. The maximum bonus for any participant generally may not exceed 130% of his or her target bonus. Payment of bonuses under the Annual Management Incentive Plan are made annually within approximately 45 days of the end of the fiscal year. For the year ended December 31, 2004, we met a majority of the designated performance measures, resulting in an overall bonus fund of 89.0% of target bonuses.

      Other forms of annual compensation paid to named executive officers in 2004 include the Corporation's matching contributions to each officer's account under the 401(k) Plan. The matching contributions for Mr. Sewell, Mr. Ridgill and the other executive officers were based on a formula contained in the terms of the 401(k) Plan and were not related to the Corporation's or the individual officer's performance for the year.

      The Corporation also provides Mr. Sewell, Mr. Ridgill and certain officers the same benefits that are afforded to all of our employees, including matching contributions under a defined contribution plan, retirement benefits under the Company's Pension Plans and group insurance covering health, life and disability. Also, Mr. Sewell, Mr. Ridgill and selected executive officers participate in the Benefit Equivalency Plan. Additionally, Mr. Sewell and the Corporation and the Bank are parties to two split-dollar insurance agreements. These plans and benefits are reasonable and frequently provided by other similar sized financial institutions, and are considered by the Committee as part of a total compensation program.

      The Committee carefully reviewed the salary and benefit recommendations made to the Board of Directors and believes all approved increases and benefit grants were in line with independently compiled survey information. The Board believes that these executive officer compensation policies and programs effectively promote the Corporation's interests and enhance shareholder value.

      This report is submitted by the following members of the Compensation Committee as of the time period in which the foregoing actions of the Committee were taken:

                                       Joseph H. Kinnarney, Chairman
                                       Gary G. Blosser
                                       Barry Z. Dodson
                                       E. Reid Teague

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee is or has been an employee of the Corporation or any of its subsidiaries. None of our executive officers serve on the compensation committee or as a director of another entity of which an officer or director of the Corporation serves on the Compensation Committee.

                                   PROPOSAL 3:
                    APPROVAL OF AN AMENDMENT TO ARTICLE 10 OF
                   THE CORPORATION'S ARTICLES OF INCORPORATION

      The Corporation's Board has unanimously proposed for shareholder approval an amendment and restatement of Article 10 of the Corporation's current Articles of Incorporation, as amended and restated on April 14, 1998 (the "Current Articles"), in the form of Article VI of the new Amended and Restated Articles of Incorporation (the "New Articles") attached to this Proxy Statement as Appendix A. The additional amendments to the Current Articles as set forth in the New Articles are discussed in Proposal 4 below.

      Article 10 of the Current Articles provides that the Corporation may not be acquired by another entity through a consolidation, merger, or asset sale nor may it acquire another entity through such a transaction without the affirmative vote of the holders of at least 75% of the Corporation's outstanding shares having a right to vote on such a transaction. Additionally, in a proposed acquisition of the Corporation where the acquiror beneficially owns more than 20% of the outstanding voting shares of the Corporation and the Board has not unanimously approved the proposal, the acquisition would require the affirmative vote of the holders of at least a majority of all shares having voting rights not owned by the acquiror. Article VI of the New Articles would replace Article 10 of the Current Articles. The material characteristics of Article 10 and of
Article VI are described below.

      Acquisition of the Corporation. New Article VI defines a "Business Combination" as:

      o     a combination or merger of the Corporation,

      o an acquisition of more than 10% of the Corporation's outstanding shares entitled to vote in the election of directors ("Voting Shares"), or

      o a purchase or sale of more than 20% of the assets of the Corporation or any of its subsidiaries which requires the approval of any federal or state financial institution regulatory authority, the Federal Trade Commission or the Anti-Trust Division of the United States Department of Justice, or the shareholders of the Corporation, but excludes any reorganization, share acquisition, merger, purchase or sale of assets, or combination initiated by a majority of the Corporation's directors ("Continuing Directors") who are unaffiliated with a "person" who, together with its affiliates, beneficially owns 10% or more of the Voting Shares and who is proposing to enter into one of the transactions described above with the Corporation (a "Related Person").

      Under Article VI, a Business Combination in which the Corporation is the "acquiree" (e.g. it is being acquired in a merger, more than 10% of its outstanding Voting Shares are being acquired or it is selling 20% or more of its assets or the assets of a subsidiary) must be approved by the holders of 75% or more of the outstanding Voting Shares unless the Business Corporation is approved by 75% of the total number of all directors then authorized to sit on the Corporation's Board (the "Whole Board") and, if the Business Combination is proposed by a Related Person, by 75% of the Continuing Directors. If such director approvals are given, the Business Combination would require approval by the holders of only a majority of the Voting Shares.

      Article VI of the New Articles also specifically requires the Corporation's Board to give due consideration to a number of factors when evaluating an offer of another "person" to engage in a Business Combination. The Board shall consider

      o the social and economic effects of accepting such offer on the depositors, borrowers, other customers, employees and creditors of the Corporation and/or its subsidiaries,

      o the social and economic effects of accepting such offer on the communities in which the Corporation and/or its subsidiaries operate or are located,

      o the ability of the Corporation and its subsidiaries to fulfill the objectives of a financial holding company or commercial banking entities, respectively, under applicable laws,

      o the business, financial condition, and earning prospects of the "person" (and its affiliates) proposing the Business Combination, including debt service and other existing financial obligations, financial obligations to be incurred in connection with the Business Combination proposed, and other likely financial obligations of the "person", and the possible effect of such conditions and prospects on the Corporation and its subsidiaries and the communities in the Corporation and/or its subsidiaries are located,

      o the experience, competency and integrity of the "person" proposing the Business Combination and its management.

      Acquisitions by the Corporation. Article VI of the New Articles provides that an acquisition by the Corporation initiated by a majority of the Continuing Directors must be approved by the holders of a majority of the Voting Shares.

      Significant Changes in Article VI. With respect to any possible acquisition by the Corporation, Article VI is intended to provide that an acquisition must be approved by a majority of the Board of Directors, as is the case under Article 10 of the Current Articles, and by a majority of the Corporation's outstanding Voting Shares. Article 10 of the Current Articles provides that a vote of 75% of the outstanding shares having a right to vote on the acquisition is required for the Corporation to acquire another entity. The Board believes that the "high vote" requirement for acquisitions by the Corporation under current Article 10 is unnecessary under applicable North Carolina law (a majority vote only is required), could result in the Corporation having to engage proxy solicitation firms to seek to obtain a 75% or greater vote on a proposed acquisition (a variety of factors may inhibit the Corporation's ability to obtain the votes, whether affirmative or negative, of the holders of 75% of all voting shares), could allow a small minority of the outstanding Voting Shares to prevent an acquisition favored by the holders of a majority of the Voting Shares, and may cause potential acquirees to select competing offers because of concerns about the Corporation's ability to timely receive shareholder approval of the Corporation's proposed transactions. The Corporation has no acquisition proposals currently outstanding and has no current intention to make a proposal to acquire another entity. The Corporation's Board, however, periodically reviews the participants in the banking industry in North Carolina and Virginia with respect to the advisability of expanding its operations and the communities it serves through acquisitions.

      With respect to a possible acquisition of the Corporation, Article VI is intended to retain the general standard in Article 10 of the Current Articles requiring approval of such a transaction by a 75% shareholder vote, with the following material changes:

      o Article VI defines "Business Combination" as including an acquisition of 10% or more of the outstanding Voting Shares. Article 10 is applicable only to proposed mergers, combinations and sales of assets or stock of the Corporation's "major subsidiaries."

      o Article VI defines a sale of "substantial" amount of assets as being a sale of 20% or more of the assets of the Corporation or any of its subsidiaries. Article 10 describes a sale of "all or substantially all of the assets" of the Corporation or "a majority subsidiary" as a covered transaction.

      o Article VI excludes from the 75% vote requirement a reorganization, share acquisition, merger, purchase or sale of assets, or combination initiated by the Corporation and approved by at least 51% of the Continuing Directors. Article 10 requires a 75% shareholder vote in each such circumstance.

      o Article VI provides that a Business Combination acquisition of the Corporation not initiated by a majority of the Continuing Directors (but in which a Related Person is not the acquirer) requires a 75% shareholder vote unless 75% of the Whole Board has approved the acquisition, in which case only a majority vote of the shareholders is required. Article 10 requires a 75% shareholder vote regardless of any vote by the Board.

      o Article VI provides that a Business Combination acquisition of the Corporation not initiated by a majority of the Continuing Directors and made by a Related Person requires a 75% vote of the shareholders unless the 75% of the Whole Board and 75% of the Continuing Directors have approved the acquisition, in which case only a majority vote of the shareholders is required. Article 10 provides that an acquisition of the Corporation made by an entity (together with its affiliates) owning 20% or more of the Corporation's voting shares (a "controlling shareholder") must be approved by a 75% shareholder vote and, unless the Corporation's Board unanimously approved the acquisition prior to the time the controlling shareholder acquired 20% or more of the voting shares, the affirmative vote of the holders of at least 50% of the voting shares not owned by the controlling shareholder.

      o Article VI specifically requires the Board to give due consideration to the factors discussed above. Article 10 has no such provision.

      o Article VI requires that any future amendment to the New Articles that would have the effect of modifying or permitting circumvention of its provisions be approved by a 75% shareholder vote unless the amendment is approved by 75% of the Whole Board and, if there is a Related Person at the time of the proposed vote on the amendment, 75% of the Continuing Directors, in which case only a majority shareholder vote would be required. Article 10 requires that if there is a "controlling shareholder" at the time an amendment to it is put to a vote, the amendment would require a 75% shareholder vote and, unless the amendment were unanimously approved by the Corporation's Board, an affirmative vote of the holders of at least 75% of the voting shares not owned by the controlling shareholder.

      Anti-takeover Effect of Article VI. The Corporation's Board believes that the proposed Article VI does not materially alter the Corporation's ability to discourage or prevent the consummation of proposals to acquire the Corporation not previously discussed and negotiated with the Corporation's Board, with the following exceptions.

      Article VI defines a Related Person as a "person" (together with its affiliates) beneficially owning 10% or more of the Voting Shares. Article 10 of the Current Articles defines a "controlling shareholder" as a "person" (together with its affiliates) beneficially owning more than 20% of the Corporation's outstanding shares entitled to vote on a merger or similar transaction. Because these definitions are the thresholds under Article VI and Article 10, respectively, for their respectives high shareholder vote requirements, if
Article VI is approved, a potential acquiror could trigger the high shareholder vote requirement at a lower beneficial ownership level than is currently applicable under Article 10. The lower threshold in Article VI could discourage a potential acquirer from proposing a Business Combination not previously discussed, negotiated and approved by the Corporation's Board.

      Article VI includes a proposed purchase by an acquirer of 20% or more of the assets of the Corporation or any of its subsidiaries in the definition of a Business Combination. Current Article 10 requires a proposal to acquire all or substantially all of the assets of the Corporation or one of its "major subsidiaries" before a high shareholder vote may be required. This lower asset threshold could discourage a potential acquirer from proposing an asset purchase not previously discussed, negotiated and approved by the Board.

      Article VI provides that in evaluating a potential acquisition of the Corporation, the Board shall consider a number of factors, some of which may not pertain to adequacy of the amount of consideration proposed to be received by the Corporation's shareholders in such acquisition. Many of these factors are not expressly recognized in North Carolina's corporation laws as being relevant to a board's consideration of a proposed acquisition transaction, and one or more such factors could be rejected by a court interpreting such laws as not a valid matter for consideration. Nevertheless, until such time, if any, that such factors are found to be invalid and not appropriate for consideration by the Corporation's Board, the provisions of Article VI requiring the Board to consider such factors may discourage potential acquirors from proposing to acquire the Corporation.

      The foregoing provisions of Article VI may discourage potential acquirors from proposing to acquire the Corporation or a substantial amount of its assets or outstanding Voting Shares at a time that the holders of a majority of the Corporation's outstanding stock deem it in their best interests to effect such a transaction or at a time when the shareholders would receive a substantial premium for their shares over the then current market prices. In particular, the factors described above for consideration by the Board may be utilized by the Board to reject an acquisition proposal and prevent its submission to a shareholder vote.

      Your Board of Directors believes that the provisions of Article VI are in the best interests of the Corporation and its shareholders. They are intended to allow the Corporation to engage in acquisitions more efficiently and effectively. They are also intended to encourage a potential acquirer of the Corporation to discuss and negotiate its proposed acquisition with your Board and to receive Board approval of such transaction. The Board believes that by encouraging a potential acquiror to engage in such discussions and negotiations, your directors would have the ability to make careful and considered judgments about the relative merits of the proposed acquisition, other possible competing offers and the continued independence of the Corporation.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL AN AMENDMENT AND RESTATEMENT OF ARTICLE 10 OF THE CORPORATION'S CURRENT ARTICLES OF INCORPORATION IN THE FORM OF ARTICLE VI OF THE PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION.

                                   PROPOSAL 4:
                    APPROVAL OF ADDITIONAL AMENDMENTS TO THE
                     CORPORATION'S ARTICLES OF INCORPORATION

      In addition to Article VI of the New Articles discussed above, the Corporation's Board proposes that the shareholders approve the remainder of the New Articles as an amendment and restatement of the Current Articles. The Corporation's Current Articles were amended and restated in 1998, but many of the provisions continued at that time were first adopted in the 1980's and early 1990's. The New Articles are intended to delete provisions no longer required by law, to update a number of the provisions in the Current Articles to reflect changes in applicable North Carolina law and to clarify the meanings of other provisions.

      o     Article 1 of the Current Articles would be carried forward into
            Article I of the New Articles.

      o Articles 2 and 3 of the Current Articles would be deleted. Current North Carolina law does not require a statement of duration nor a recitation of corporate purposes. The indemnification provisions in the last paragraph of Article 3 do not fully address the current provisions of North Carolina law. These laws are complex and lengthy, and are typically contained in a corporation's bylaws. This placement in the bylaws allows a board of directors more flexibility in addressing changes in the relevant statutory provisions. Accordingly, the last paragraph of Article 3 is deleted.

      o Article 4 of the Current Articles is updated to reflect changes in applicable law and restated in Article II of the New Articles. In addition, Article II increases the authorized shares of the Corporation's common stock from 40,000,000 to 75,000,000.

      o Article 5 of the Current Articles is deleted. North Carolina law no longer requires this provision.

      o Article 6 of the Current Articles is carried forward in Section 2.4 of Article II of the New Articles.

      o     Articles 7 and 9 of the Current Articles are carried forward in
            Article III and Article IV of the New Articles.

      o Article 8 of the Current Articles is updated and restated in Article VII of the New Articles in order to reflect current North Carolina law and to clarify the terms of directors and when those terms may be staggered through a classification of the Board.

      o Article 11 of the Current Articles reflects the law of North Carolina before 1990. It is replaced by Article V of the New Articles which sets forth the provisions of current North Carolina law.

      Other than the provisions of Article II of the proposed New Articles increasing the authorized shares of common stock of the Corporation, none of the foregoing changes effects a material alteration of shareholders' rights under the Corporation's incorporating document. The Board of Directors of the Corporation believes that the 35,000,000 share increase in authorized common stock will provide the Corporation with an enhanced ability for the foreseeable future to issue shares in stock dividends, stock splits, possible acquisitions, stock-based compensation, and other transactions without the necessity of calling for further shareholder votes to increase authorized shares. The Corporation has no current plans to declare stock dividends or stock splits or to engage in acquisitions in which it would issue shares of common stock. The Corporation currently issues options as part of its compensation of directors and certain executive officers. See OUR BOARD OF DIRECTORS AND ITS COMMITTEES - How are our directors compensated?" and "EXECUTIVE COMPENSATION - Long-Term Compensation Program" above.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADDITIONAL AMENDMENTS TO THE CORPORATION'S ARTICLES OF INCORPORATION IN THE FORM OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

Five-Year Stock Performance Table

      The following table illustrates the cumulative total shareholder return on our common stock over the five-year period ended December 31, 2004 and the cumulative total return over the same period on The Nasdaq Stock Market Index (U.S.) and The Carson Medlin Company Independent Bank Index of 22 independent community banks located in seven southeastern states, with assets averaging approximately $741 million. The table assumes $100 originally invested on December 31, 1999 and that all subsequent dividends were reinvested in additional shares.

                       FNB FINANCIAL SERVICES CORPORATION
                Comparison of Cumulative Total Shareholder Return
                             Years Ended December 31

                                  [LINE GRAPH]

                                           1999        2000        2001        2002        2003        2004
                                           ----        ----        ----        ----        ----        ----
FNB Financial Services Corporation         100         100         149         182         273         318

Independent Bank Index1                    100          94         114         141         190         221

Nasdaq Index                               100          60          48          33          49          54

----------
(1) The Carson Medlin Company Independent Bank Index is a published industry index of the total return to shareholders over the past five years of 22 similarly-sized independent community banks located in the Southeastern United States.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Directors, executive officers, and greater than 10% shareholders of the Corporation are required by Section 16(a) of the 1934 Act to file reports with the SEC regarding the amount of and changes in their beneficial ownership of common stock. Copies of these filings are required to be given to the Corporation.

      Based solely on a review of the copies of such forms we received and written representations from the Corporation's executive officers and directors, we believe that during the fiscal year ended December 31, 2004, all of its executive officers and directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                          TRANSACTIONS WITH MANAGEMENT

      The Bank has had, and expect to have in the future, lending transactions in the ordinary course of business with many of our officers and directors and with associates of such persons. All loans and commitments included in those transactions during 2004 were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                 ANNUAL REPORT

      Our Annual Report on Form 10-K for the year ended December 31, 2004, which includes consolidated financial statements audited and reported upon by the Corporation's independent registered public accounting firm, as well as our 2004 Annual Report to shareholders, are being mailed along with this proxy statement. It is not intended, however, that such consolidated financial statements, the audit report thereon or the Annual Report to shareholders be a part of this proxy statement or a solicitation of proxies.

      THE FORM 10-K FILED BY THE CORPORATION WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED TO YOU FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED
TO: FNB FINANCIAL SERVICES CORPORATION, POST OFFICE 18807, GREENSBORO, NORTH CAROLINA 27419, ATTENTION: MICHAEL W. SHELTON (336-369-0900).

                                                                      APPENDIX A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       FNB FINANCIAL SERVICES CORPORATION

                                    ARTICLE I

      The name of the corporation is FNB Financial Services Corporation (the "Corporation").

                                   ARTICLE II

      Section 2.1. Total Authorized Shares of Capital Stock. The Corporation shall have authority to issue a total of 85,000,000 shares of capital stock, none of which shall have any par value, divided into classes as follows:

               Class                          Number of Shares
               -----                          ----------------

               Common Stock                   75,000,000

               Preferred Stock                10,000,000

      Section 2.2. Common Stock. The shares of Common Stock shall be of one and the same class. Subject to the rights of holders of the Preferred Stock as determined by the Board of Directors pursuant to Section 2.3 hereof and by the North Carolina Business Corporation Act ("NCBCA") as now constituted or hereafter amended, the holders of shares of Common Stock shall have one vote per share on all matters on which holders of shares of Common Stock are entitled to vote and shall be entitled to participate pro rata after preferential rights of holders of Preferred Stock in the distribution of the net assets of the Corporation upon dissolution.

      Section 2.3. Preferred Stock. The shares of Preferred Stock may be issued from time to time by the Corporation, and the Board of Directors may create and divide such shares into series within that class, and such shares and the shares of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board of Directors may and hereby is authorized to determine. This Section 2.3 is intended to afford the Board of Directors the maximum authority provided under Section 55-6-02 of the North Carolina General Statutes and any amendment thereto or successor statute thereof.

      Section 2.4. Preemptive Rights. No holder of any class of stock or other securities of the Corporation shall be entitled to any preemptive right to purchase any class of stock or other securities of the Corporation.

                                   ARTICLE III

      The street address and county of the registered office of the Corporation is 1501 Highwoods Boulevard, Suite 400, Greensboro, Guilford County, North Carolina 27410. The name of the registered agent is Pressley A. Ridgill.

                                   ARTICLE IV

      The name and address of the incorporator is as follows:

                            W. B. Apple, Jr.
                            2307 Pine Lane
                            Reidsville, North Carolina 27320

                                                                      APPENDIX A

                                    ARTICLE V

      To the fullest extent permitted by the NCBCA as it exists or may hereafter be amended, no person who is serving or has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders or otherwise for monetary damages for breach of any duty as a director. No amendment or repeal of this Article V, nor the adoption of any provision to these Amended and Restated Articles of Incorporation inconsistent with this Article V, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

                                   ARTICLE VI

      Section 6.1. Definitions and Terms With Respect to Article VI. For purposes of this Article VI, the following definitions shall apply:

            (a) The terms "Business Combination" shall mean any transfer in connection with (i) a combination or merger of the Corporation, (ii) the acquisition of more than ten percent (10%) of the Corporation's outstanding Voting Shares, or (iii) a purchase or sale of a substantial portion of the assets of the Corporation or a Subsidiary thereof (a purchase or sale of 20% or more of the total assets of the Corporation or a Subsidiary thereof as of the end of the most recent quarterly period of the Corporation being deemed as "substantial") in each case, as applicable, which requires the approval of, or notice to and absence of objection by (i) any federal or state regulatory authority of banks, savings banks, savings and loan associations or their holding companies, (ii) the Federal Trade Commission or the Anti-Trust Division of the United States Department of Justice, or (iii) the shareholders of the Corporation, but excluding any reorganization, share acquisition, merger, purchase or sale of assets, or combination initiated by the Corporation upon the vote of at least fifty-one percent (51%) of the Continuing Directors.

            (b) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

            (c) The term "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, a business trust, or an unincorporated organization or similar entity, and shall include a syndicate or any group of any of the foregoing formed or acting together in concert for the purpose of acquiring, holding or disposing of the equity securities or assets of the Corporation or any Subsidiary thereof.

            (d) The term "Related Person" shall mean any Person (together with its "affiliates" and "associates," as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act")) which as of the date of its offer with respect to a Business Combination is a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) in the aggregate of ten percent (10%) or more of the outstanding Voting Shares of the Corporation. A Related Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Related Person became the beneficial owner thereof.

            (e) The term "Subsidiary" shall mean any Person of which the Person in question owns not less than fifty percent (50%) of any class of equity securities, directly or indirectly.

            (f) The term "Voting Shares" shall mean any shares of the authorized stock of the Corporation entitled to vote generally in the election of directors.

            (g) The term "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies on its Board of Directors.

                                                                      APPENDIX A

      Section 6.2. Rights of Shareholders. The affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding Voting Shares, voting separately as a class, shall be required for the approval or authorization of any Business Combination; provided, however, that such seventy-five percent (75%) voting requirement shall not be applicable and such Business Combination may be approved by the shareholder vote required by the NCBCA and any other provision of these Amended and Restated Articles of Incorporation if the Business Combination is approved by the Board of Directors of the Corporation by the affirmative vote of (a) at least seventy-five percent (75%) of the Whole Board of Directors, and (b) if such Business Combination is proposed by a Related Person, at least seventy-five percent (75%) of the Continuing Directors, in either case at a duly called and convened regular or special meeting of the Board of Directors.

      Section 6.3. Fiduciary Obligations. Nothing contained in this Article VI shall be construed to relieve any Related Person from any fiduciary obligation imposed by law or equity.

      Section 6.4. Standards for Board of Directors' Evaluation of an Offer. The Board of Directors of the Corporation, when evaluating any offer of another Person to effect a Business Combination shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation: (i) the social and economic effects of acceptance of such offer on the depositors, borrowers, other customers, employees, and creditors of the Corporation and/or its Subsidiaries, and on the communities in which the Corporation and/or its Subsidiaries operate or are located; (ii) the ability of the Corporation and its Subsidiaries to fulfill the objectives of a financial holding company or commercial banking entities, respectively, under applicable federal and state statutes and regulations; (iii) the business, financial condition, and earnings prospects of the Person or Persons (in each case including the Subsidiaries thereof) proposing the Business Combination, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the Business Combination, and other likely financial obligations of such Person or Persons (in each case including the Subsidiaries thereof), and the possible effect of such conditions and prospects upon the Corporation and its Subsidiaries and the communities in which the Corporation and/or its Subsidiaries are located; (iv) the competence, experience, and integrity of the Person or Persons proposing the Business Combination and its or their management; and (v) the prospects for successful conclusion of the proposed Business Combination. The provisions of this Article VI shall be deemed solely to grant discretionary authority to the Board of Directors and shall not be deemed to provide any constituency the right to be considered or to compel the consideration of its interests.

      Section 6.5. Amendment and Repeal of Article VI. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law) any amendment, change or repeal of this Article VI, or any other amendment of these Amended and Restated Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VI, shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding Voting Shares of the Corporation, voting separately as a class; provided, however, that this restriction shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any such amendment, change or repeal recommended to shareholders of the Corporation by the affirmative vote of at least (a) seventy-five percent (75%) of the Whole Board of Directors, and (b) if at such time there shall be a Related Person, at least seventy-five percent (75%) of the Continuing Directors, and in either such event such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the NCBCA and these Amended and Restated Articles of Incorporation.

                                   ARTICLE VII

      Section 7.1. Board of Directors. The number of directors of the Corporation shall not be less than five (5) nor more than twenty-five (25), with the exact number to be fixed from time to time as provided in the Corporation's Bylaws.

      In all elections of directors that the total number of directors as fixed pursuant to the Corporation's Bylaws is nine (9) or more, the directors shall be divided into three (3) classes, as nearly equal as possible in number, with each director of each such class to serve for a term of three (3) years (or for terms of one (1) or two (2) years as necessary to create classes as nearly equal in number as possible) from the date such director takes office or until his

                                                                      APPENDIX A

or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected and shall qualify for terms of three (3) years or until their earlier death, resignation, retirement, removal, or disqualification or until their successors shall be elected and shall qualify. In the event of any increase or decrease in the number of directors at a time that the directors are so classified, the additional or eliminated directorships shall be classified or chosen so that all classes of directors shall remain or become as nearly equal as possible in number. At all times that the number of directors, as fixed pursuant to the Corporation's Bylaws, is less than nine (9), each director shall be elected to a term ending as of the next succeeding annual meeting of shareholders or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify.

      Section 7.2. Current Board of Directors. The directors constituting the Board of Directors of the Corporation as of the date hereof shall continue to serve in office for their respective terms or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

      This the ____ day of _____________, 2005.


                                       By:
                                             -----------------------------------
                                             Ernest J. Sewell
                                             Vice-Chairman, President and Chief
                                             Executive Officer

[X]PLEASE MARK VOTES              REVOCABLE PROXY
   AS IN THIS EXAMPLE   FNB FINANCIAL SERVICES CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 2005
                    This Appointment of Proxy is Solicted on
                        Behalf of the Board of Directors

      The undersigned hereby appoints C. Arnold Britt and Ernest J. Sewell, and each of them, as attorneys and proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote as directed below all the shares of Common Stock of FNB Financial Services Corporation (the "Corporation") held of record by the undersigned on March 31, 2005 at the Annual Meeting of Shareholders of the Corporation to be held on May 19, 2005 and any adjournments thereof. The undersigned hereby directs that such shares be voted as follows:

                                                                  With-  For All
                                                            For   hold   Except
1. ELECTION OF DIRECTORS:                                   [_]   [_]     [_]

   Nominees:

   (a) Gary G. Blosser, Joseph H. Kinnarney and Kenan C. Wright for a three-year term.

   (b) Pressley A. Ridgill, Robbie Perkins and E. Reid Teague for a two-year term.

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                                           For Against Abstain
2. RATIFICATION  OF THE  APPOINTMENT  OF DIXON HUGHES      [_]   [_]     [_]
   PLLC AS THE CORPORATION'S  INDEPENDENT AUDITOR FOR
   2005.

                                                           For Against Abstain
3. AMENDMENT TO ITEM 10 OF ARTICLES OF INCORPORATION:      [_]   [_]     [_]
   Approval of an amendment to Article 10 of the Corporation's Articles of Incorporation in the form of Article VI of the proposed Amended and Restated Articles of Incorporation.

                                                           For Against Abstain
4. ADDITONAL AMENDMENTS TO ARTICLES OF INCORPORATION:      [_]   [_]     [_]
   Approval   of   additional   amendments   to   the
   Corporation's Articles of Incorporation in the form of the proposed Amended and Restated Articles of Incorporation.

      The shares represented by this Appointment of Proxy will be voted as directed above. In the absence of any direction, such shares will be voted by the proxies "FOR" the election of each of the nominees for director as listed in Proposal 1 by casting an equal number of votes for each such nominee and "FOR" each of the other proposals. If, at or before the time of the Annual Meeting, any nominee listed in Proposal 1 becomes unavailable for any reason, the proxies are authorized to vote for a substitute nominee.

                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Stockholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
  Detach above card, date, sign and mail in postage-prepaid envelope provided.

                       FNB FINANCIAL SERVICES CORPORATION

--------------------------------------------------------------------------------
      Please sign exactly as your name(s) appears on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in the company's name by manager.
--------------------------------------------------------------------------------

                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

----------------------------------

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